UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road Suite 1100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01	Other Events.

As previously disclosed, on January 5, 2024, Battalion Oil Corporation (the “Company”) received a written notice on behalf of the NYSE American LLC (the “Exchange”) indicating that, since the Company had not held an annual meeting of stockholders in 2023 (the “2023 Annual Meeting”), the Company was not in compliance with its continued listing standards set forth in Section 704 of the NYSE American Company Guide (the “Company Guide”).

On February 9, 2024, the Company issued a press release announcing that on February 8, 2024, it received a notice letter from the Exchange acknowledging that, since the Company held its 2023 Annual Meeting on February 7, 2024, the Company is in compliance with its continued listing standards set forth in Section 704 of the Company Guide.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated February 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

February 9, 2024	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer

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